                            Saul Centers, Inc.
                 Schedule of Current Portfolio Properties
                            September 30, 2001

                                                                                  Leasable                Year
                                                                                    Area                Developed            Land
                                                                                   (Square             or Acquired           Area
                       Property                           Location                  Feet)              (Renovated)          (Acres)
            --------------------------------    ----------------------------   ----------------     ------------------   -----------
     Shopping Centers

         Ashburn Village I & II                      Ashburn, VA                  154,792                 1994, 2000      19.3
         Ashburn Village III & IV             (a)    Ashburn, VA                   28,645                   2000/01        7.1
         Beacon Center                               Alexandria, VA               352,915               1972 (1993/99)    32.3
         Belvedere                                   Baltimore, MD                 54,941                    1972          4.8
         Boulevard                                   Fairfax, VA                   56,350                 1994 (1999)      5.0
         Clarendon                                   Arlington, VA                  6,940                    1973          0.5
         Clarendon Station                           Arlington, VA                  4,868                    1996          0.1

         Flagship Center                             Rockville, MD                 21,500                 1972, 1989       0.5
         French Market                               Oklahoma City, OK            245,184               1974 (1984/98)    13.8
         Germantown                                  Germantown, MD                26,241                    1992          2.7
         Giant                                       Baltimore, MD                 70,040                 1972 (1990)      5.0
         The Glen                                    Lake Ridge, VA               112,639                    1994         14.7
         Great Eastern                               District Heights, MD         254,398                 1972 (1995)     23.9
         Hampshire Langley                           Langley Park, MD             131,700                 1972 (1979)      9.9
         Leesburg Pike                               Baileys Crossroads, VA        97,880               1966 (1982/95)     9.4
         Lexington Mall                              Lexington, KY                315,719                    1974         30.0
         Lumberton                                   Lumberton, NJ                189,898               1975 (1992/96)    23.3

         Olney                                       Olney, MD                     53,765                 1975 (1990)      3.7

         Ravenwood                                   Baltimore, MD                 87,750                    1972          8.0
         Seven Corners                               Falls Church, VA             560,998                1973 (1994-7)    31.6
         Shops at Fairfax                            Fairfax, VA                   68,743               1975 (1993/99)     6.7
         Southdale                                   Glen Burnie, MD              484,115                 1972 (1986)     39.6


         Southside Plaza                             Richmond, VA                 340,691                    1972         32.8
         South Dekalb Plaza                          Atlanta, GA                  163,273                    1976         14.6
         Thruway                                     Winston-Salem, NC            348,770                 1972 (1997)     30.5
         Village Center                              Centreville, VA              143,109                    1990         17.2
         West Park                                   Oklahoma City, OK             76,610                    1975         11.2
         White Oak                                   Silver Spring, MD            480,156                 1972 (1993)     28.5
                                                                               -----------                             --------
                                                     Total Shopping Centers     4,932,630                                426.7
                                                                               -----------                             --------

     Office Properties
         Avenel Business Park                        Gaithersburg, MD             388,620                 1981-2000       37.1
         Crosstown Business Center            (b)    Tulsa, OK                    197,135                 1975 (2000)     22.4
         601 Pennsylvania Ave                        Washington, DC               225,414                 1973 (1986)      1.0
         Van Ness Square                             Washington, DC               156,493                 1973 (1990)      1.2
         Washington Square                           Alexandria, VA               235,000                 1975 (2000)      2.0
                                                                               -----------                             --------
                                                    Total Office Properties     1,202,662                                 61.7
                                                                               -----------                             --------


                                                            Total Portfolio     6,135,292                                488.4
                                                                               ===========                             ========


                                     Exhibit


                                                   Percentage Leased
                   Property                     Sep-01            Sep-00                 Anchor / Significant Tenants
        --------------------------------    -------------    -------------     --------------------------------------------------
 Shopping Centers (continued)

     Ashburn Village I & II                      100%               98%       Giant Food, Blockbuster
     Ashburn Village III & IV                    100%             n / a
     Beacon Center                               100%               95%       Lowe's, Giant Food, Office Depot, Outback Steakhouse,
                                                                              Marshalls, Hollywood Video, Hancock Fabrics
     Belvedere                                   86%               100%       Food King
     Boulevard                                   93%               100%       Danker Furniture, Petco, Party City
     Clarendon                                  100%               100%
     Clarendon Station                           78%               100%

     Flagship Center                            100%               100%
     French Market                               94%                86%       Burlington Coat Factory, Bed Bath & Beyond, Famous
                                                                              Footwear, Lakeshore Learning Center,
                                                                              BridesMart, Staples, Dollar Tree
     Germantown                                 100%               97%
     Giant                                      100%              100%        Giant Food
     The Glen                                    99%              100%        Safeway Marketplace, CVS Pharmacy
     Great Eastern                              100%              100%        Giant Food, Pep Boys, Big Lots, Run N' Shoot
     Hampshire Langley                          100%              100%        Safeway, Blockbuster
     Leesburg Pike                              100%              100%        Zany Brainy, CVS Pharmacy, Kinko's, Hollywood Video
     Lexington Mall                              69%               81%        Dillard's
     Lumberton                                   89%               82%        SuperFresh, Rite Aid, Blockbuster, Ace Hardware

     Olney                                       94%               93%        Rite Aid

     Ravenwood                                  100%               98%        Giant Food, Hollywood Video
     Seven Corners                              100%              100%        Home Depot, Shoppers Club, Best Buy, Michaels,  Barnes
                                                                              & Noble, Ross Dress For Less,G Street Fabrics, Champs
     Shops at Fairfax                           100%              100%        SuperFresh, Blockbuster
     Southdale                                   97%              100%        Giant Food, Home Depot, Circuit City, Kids R Us,
                                                                              Michaels, Marshalls, PetSmart,
                                                                              Value City Furniture


      Southside Plaza                            91%                78%       CVS Pharmacy, Community Pride Supermarket, Maxway
      South Dekalb Plaza                        100%               100%       MacFrugals, Pep Boys, The Emory Clinic, Maxway
      Thruway                                    95%                93%       Harris Teeter, Fresh Market, Bed Bath & Beyond, Stein
                                                                              Mart, Eckerd Drugs,Houlihan's, Borders Books,  Zany
                                                                              Brainy,  Blockbuster
      Village Center                            100%               100%       Giant Food, Tuesday Morning, Blockbuster
      West Park                                  57%                58%       Homeland Stores, Family Dollar
      White Oak                                  99%                98%       Giant Food, Sears, Rite Aid, Blockbuster
                                            ---------          ---------
                                               94.8% (c)          93.9%
                                            ---------          ---------

        Office Properties
      Avenel Business Park                      100%               100%       General Services Administration, VIRxSYS, Paragea
                                                                              Communications, Boston Biomedica, Broadsoft,
                                                                              NeuralSTEM, Quanta Systems
      Crosstown Business Center                  78%                28%       Compass Group, Roxtec, Par Electric
      601 Pennsylvania Ave                       99%               100%       General Services Administration, Credit Union National
                                                                              Assn, Southern Company, HQ Global, Alltel, American
                                                                              Arbitration, Capital Grille
      Van Ness Square                            97%                95%       INTELSAT, Team Video Intl, Office Depot, Pier 1
      Washington Square                          59%                49%       Vanderweil Engineering, World Wide Retail Exch.,
                                                                              American Management Systems, Trader Joe's, Kinko's,
                                                                              Blockbuster
                                            --------           --------
                                               94.7% (c)          84.0%
                                            --------           --------


                                               94.8% (c)          92.3%
                                            =========          =========

(a) Undeveloped land acquired August 2000. Construction was completed May 2001 for a 28,000 square foot in-line and pad expansion named Ashburn Village III, which is 100% leased. Phase IV consists of approximately 3.1 acres of undeveloped land.
(b) Currently operational, but under development to convert former shopping center to office park/warehouse use.
(c) Washington Square and Ashburn Village IV, currently under development and not yet fully operational, are excluded from these averages.

                                    Exhibit